Guardant Health Reports Second Quarter 2021 Financial Results
Achieved revenue of $92.1 million, driven by 52% year over year growth in clinical volume
REDWOOD CITY, Calif. August 5, 2021 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter ended June 30, 2021.
Recent Highlights
•Revenue of $92.1 million for the second quarter of 2021, an increase of 39% over the corresponding period of 2020
•Reported 20,830 tests to clinical customers and 3,653 tests to biopharmaceutical customers in the second quarter of 2021, representing an increase of 52% and 30%, respectively, over the second quarter of 2020
•Enrolled 10,000th patient in ECLIPSE trial and plans to launch a blood-based screening LDT in the first half of 2022
•Expanded Guardant360 portfolio with launch of TissueNext™ and Response™ tests
•Received FDA approvals for Guardant360 CDx as a companion diagnostic for LUMAKRAS and RYBREVANT in advanced non-small cell lung cancer
•Appointed Chris Freeman as Chief Commercial Officer of Oncology
“I am proud of our team’s execution this quarter as we continued to expand our product portfolio and establish our solutions as best-in-class in cancer testing,” said Helmy Eltoukhy, co-founder and CEO. “I am especially proud of the progress our clinical team has made running our ECLIPSE study during the pandemic and am excited to announce we have enrolled more than 10,000 patients to date. We are making great strides across our business to be a leader in cancer care and we are looking forward to continuing to make important progress in the second half of the year.”
Second Quarter 2021 Financial Results
Revenue was $92.1 million for the three months ended June 30, 2021, a 39% increase from $66.3 million for the three months ended June 30, 2020. Precision oncology revenue grew 42% driven predominantly by an increase in clinical testing revenue which grew 54% over the prior year period. There were 20,830 clinical tests and 3,653 biopharmaceutical tests performed during the second quarter of 2021. Development services and other revenue increased 27% primarily due to the timing of project milestones related to the receipt of regulatory approval for two of our companion diagnostic programs during the three months ended June 30, 2021 .
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $62.2 million for the second quarter of 2021, an increase of $18.3 million from $43.9 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 68%, as compared to 66% for the corresponding prior year period.
Operating expenses were $159.8 million for the second quarter of 2021, as compared to $98.5 million for the corresponding prior year period, an increase of 62%. Non-GAAP operating expenses were $124.7 million for the second quarter of 2021, as compared to $72.9 million for the corresponding prior year period.
Net loss attributable to Guardant Health, Inc. common stockholders was $97.6 million for the second quarter of 2021, as compared to $54.6 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $0.96 for the second quarter of 2021, as compared to $0.57 for the corresponding prior year period. Non-GAAP net loss was $61.4 million for the second quarter of 2021, as compared to $23.5 million for the corresponding prior year period. Non-GAAP net loss per share was $0.61 for the second quarter of 2021, as compared to $0.25 for the corresponding prior year period.
Adjusted EBITDA loss was $56.4 million for the second quarter of 2021, as compared to a $25.1 million loss for the corresponding prior year period.
Cash, cash equivalents and marketable securities were $1.8 billion as of June 30, 2021.
2021 Guidance
Due to continued uncertainty around the global COVID pandemic, Guardant Health is maintaining its previous 2021 revenue guidance. The Company continues to expect full year 2021 revenue to be in the range of $360 million to $370 million, representing 26% to 29% growth over full year 2020. Clinical volumes for 2021 are expected to be greater than 90,000 tests, growing at least 42% over 2020.

Webcast Information
Guardant Health will host a conference call to discuss the second quarter 2021 financial results after market close on Thursday, August 5, 2021 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to Guardant Health, Inc., common stockholders, non-GAAP net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted, and Adjusted EBITDA.

We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments; changes in estimated fair value redeemable noncontrolling interest; contingent consideration; acquisition related expenses, amortization of intangible assets, and other non-recurring items.

Adjusted EBITDA is defined as net loss attributable to Guardant Health, Inc. common stockholders adjusted for interest income; interest expense; other income (expense), net, provision for (benefit from) income taxes; depreciation; and amortization expense; stock-based compensation expense and related employer payroll tax payments; adjustments relating to non-controlling interest and contingent consideration and, if applicable in a reporting period, acquisition-related expenses and other non-recurring items.

We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched liquid biopsy-based Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. These tests fuel development of its LUNAR screening program, which aims to address the needs of asymptomatic individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:
Carrie Mendivil
investors@guardanthealth.com

Media Contact:
Anna Czene
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue:
Precision oncology testing	$72,604	$50,991	$136,333	$111,237
Development services and other	19,497	15,344	34,433	22,608
Total revenue	92,101	66,335	170,766	133,845
Costs and operating expenses:
Cost of precision oncology testing	24,887	17,809	48,477	36,000
Cost of development services and other	5,040	4,626	10,197	6,941
Research and development expense	63,724	36,319	119,232	73,335
Sales and marketing expense	47,716	25,015	82,054	50,130
General and administrative expense	48,376	37,186	116,311	56,971
Total costs and operating expenses	189,743	120,955	376,271	223,377
Loss from operations	(97,642)	(54,620)	(205,505)	(89,532)
Interest income	1,037	2,640	2,588	5,958
Interest expense	(644)	(10)	(1,290)	(22)
Other income (expense), net	(243)	2,285	(533)	2,076
Loss before provision for income taxes	(97,492)	(49,705)	(204,740)	(81,520)
Provision for income taxes	83	34	193	48
Net loss	(97,575)	(49,739)	(204,933)	(81,568)
Adjustment of redeemable noncontrolling interest	—	(4,900)	(2,300)	(800)
Net loss attributable to Guardant Health, Inc. common stockholders	$(97,575)	$(54,639)	$(207,233)	$(82,368)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(0.96)	$(0.57)	$(2.05)	$(0.87)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	101,172	96,011	101,064	95,196

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$938,590	$832,977
Short-term marketable securities	853,072	961,903
Accounts receivable, net	53,667	53,299
Inventory	26,494	22,716
Prepaid expenses and other current assets, net	19,236	17,466
Total current assets	1,891,059	1,888,361
Long-term marketable securities	55,368	246,597
Property and equipment, net	89,737	62,782
Right-of-use assets	200,958	37,343
Intangible assets, net	15,189	16,155
Goodwill	3,290	3,290
Other assets, net	36,284	17,253
Total Assets	$2,291,885	$2,271,781
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,399	$7,340
Accrued compensation	34,735	28,280
Accrued expenses	31,998	22,639
Deferred revenue	8,480	8,550
Total current liabilities	96,612	66,809
Convertible senior notes, net	1,133,539	806,292
Long-term operating lease liabilities	211,783	41,565
Other long-term liabilities	2,486	1,520
Total Liabilities	1,444,420	916,186
Redeemable noncontrolling interest	59,400	57,100
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 101,265,100 and 100,213,985 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	1,597,419	1,902,389
Accumulated other comprehensive income	33	2,697
Accumulated deficit	(809,388)	(606,592)
Total Stockholders’ Equity	788,065	1,298,495
Total Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity	$2,291,885	$2,271,781

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

GAAP cost of precision oncology testing	$24,887	$17,809	$48,477	$36,000
Amortization of intangible assets	(149)	(141)	(297)	(141)
Stock-based compensation expense and related employer payroll tax payments	(888)	(394)	(1,687)	(716)
Non-GAAP cost of precision oncology testing	$23,850	$17,274	$46,493	$35,143

GAAP research and development expense	$63,724	$36,319	$119,232	$73,335
Amortization of intangible assets	—	(43)	—	(43)
Stock-based compensation expense and related employer payroll tax payments	(4,659)	(2,557)	(9,050)	(5,029)
Acquisition related expenses	—	—	—	(8,500)
Non-GAAP research and development expense	$59,065	$33,719	$110,182	$59,763

GAAP sales and marketing expense	$47,716	$25,015	$82,054	$50,130
Stock-based compensation expense and related employer payroll tax payments	(3,493)	(2,065)	(6,427)	(3,995)
Non-GAAP sales and marketing expense	$44,223	$22,950	$75,627	$46,135

GAAP general and administrative expense	$48,376	$37,186	$116,311	$56,971
Amortization of intangible assets	(336)	(349)	(669)	(578)
Stock-based compensation expense and related employer payroll tax payments	(25,735)	(20,651)	(75,110)	(22,562)
Change in fair value of contingent consideration	(875)	—	(875)	190
Acquisition related expenses	—	—	—	(1,207)
Non-GAAP general and administrative expense	$21,430	$16,186	$39,657	$32,814

GAAP loss from operations	$(97,642)	$(54,620)	$(205,505)	$(89,532)
Amortization of intangible assets	485	533	966	762
Stock-based compensation expense and related employer payroll tax payments	34,775	25,667	92,274	32,302
Change in fair value of contingent consideration	875	—	875	(190)
Acquisition related expenses	—	—	—	9,707
Non-GAAP loss from operations	$(61,507)	$(28,420)	$(111,390)	$(46,951)

GAAP net loss	$(97,575)	$(49,739)	$(204,933)	$(81,568)
Amortization of intangible assets	485	533	966	762
Stock-based compensation expense and related employer payroll tax payments	34,775	25,667	92,274	32,302
Change in fair value of contingent consideration	875	—	875	(190)
Acquisition related expenses	—	—	—	9,707
Non-GAAP net loss	$(61,440)	$(23,539)	$(110,818)	$(38,987)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(97,575)	$(54,639)	$(207,233)	$(82,368)
Amortization of intangible assets	485	533	966	762
Stock-based compensation expense and related employer payroll tax payments	34,775	25,667	92,274	32,302
Change in fair value of contingent consideration	875	—	875	(190)
Acquisition related expenses	—	—	—	9,707
Adjustments relating to non-controlling interest	—	4,900	2,300	800
Non-GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(61,440)	$(23,539)	$(110,818)	$(38,987)

GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(0.96)	$(0.57)	$(2.05)	$(0.87)
Non-GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(0.61)	$(0.25)	$(1.10)	$(0.41)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	101,172	96,011	101,064	95,196

Guardant Health, Inc.
Reconciliation of GAAP Net Loss Attributable to Guardant Health, Inc. Common Stockholders
to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(97,575)	$(54,639)	$(207,233)	$(82,368)
Interest income	(1,037)	(2,640)	(2,588)	(5,958)
Interest expense	644	10	1,290	22
Other (income) expense, net	243	(2,285)	533	(2,076)
Provision for income taxes	83	34	193	48
Depreciation and amortization	5,627	3,805	10,637	7,109
Stock-based compensation expense and related employer payroll tax payments	34,775	25,667	92,274	32,302
Change in fair value of contingent consideration	875	—	875	(190)
Acquisition related expenses	—	—	—	9,707
Adjustments relating to non-controlling interest	—	4,900	2,300	800
Adjusted EBITDA	$(56,365)	$(25,148)	$(101,719)	$(40,604)